UNITED STATES
SECURITIES and EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2004

KOGER EQUITY, INC.

(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation)

1-9997 (Commission File Number)	59-2898045 (IRS Employer Identification No.)

225 NE Mizner Blvd., Suite 200 Boca Raton, Florida (Address of principal executive offices)	33432 (Zip Code)

(561) 395-9666
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On April 2, 2004, Koger Equity, Inc. (the “Company”) acquired four properties (the “Properties”), including two Class “A” office buildings, a ground lease and an undeveloped parcel of land located in the Decoverly Office Park in Rockville, Maryland for a purchase price of $42.0 million plus closing and other costs. The two office buildings aggregate approximately 155,000 square feet of rentable space. The undeveloped land parcel contains 3.2 acres with an approved site plan for a four-story 105,000 square foot office building. The funds required for this acquisition were drawn from proceeds from the Company’s January 2004 common stock offering. The Properties were acquired through the purchase of partnership interests from Boston Properties, Inc., an unrelated third party.

The Company considered various factors in determining the price to be paid for the Properties. Factors considered included the nature of the tenants and terms of leases in place, opportunities for alternative and new tenancies, historical and expected cash flows, occupancy rates, current operating costs on the Properties and anticipated changes therein under Company ownership, the physical condition and location of the Properties, the need for capital improvements, the anticipated effect on the Company’s financial results, and other factors. The Company took into consideration capitalization rates at which it believed other comparable properties had recently sold. However, the Company determined the price it was willing to pay primarily on the factors discussed above relating to the Properties themselves and their fit into the Company’s existing operations. No separate independent appraisal was obtained in connection with this acquisition.

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Item 7. Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(a)	Financial Statements of Real Estate Acquired.

The Company has engaged an independent accounting firm to audit the Properties’ Statement of Revenues and Certain Expenses for the year ended December 31, 2003. This Statement will be prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Upon the completion of the audit and within 75 days of the reportable event described above, the Company will file the audited Statement as an amendment to this Form 8-K.

(b)	Pro Forma Financial Statements.

The Company is currently developing unaudited pro forma financial statements including (i) the Company’s pro forma balance sheet as of December 31, 2003, as if the acquisition occurred on December 31, 2003, (ii) the Company’s pro forma statement of operations for the year ended December 31, 2003, as if the acquisition occurred on January 1, 2003, and (iii) a pro forma statement of estimated taxable operating results and estimated cash to be made available by operations of the Company for the year ended December 31, 2003, as if the acquisition occurred on January 1, 2003. Within 75 days of the reportable event described above, the Company will file the pro forma financial statements as an amendment to this Form 8-K.

(c)	Exhibits.

Exhibit
Number	Description of Exhibit
99	Koger Equity, Inc. News Release, dated April 5, 2004.

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Item 9. Regulation FD Disclosure

Koger Equity, Inc. announced the acquisition of four properties, including two Class “A” office buildings, a ground lease and an undeveloped parcel of land located in the Decoverly Office Park in Rockville, Maryland. The two office buildings aggregate approximately 155,000 square feet of rentable space, as more particularly described in its News Release, dated April 5, 2004, a copy of which is attached hereto as Exhibit 99 and by this reference made a part hereof.

For more information on Koger Equity, Inc., contact the company at 800-850-2037 or visit its Web site at www.koger.com.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KOGER EQUITY, INC.
Dated: April 8, 2004	By:	/s/ Steven A. Abney
Steven A. Abney
		Title:	Vice President, Finance and Chief Accounting Officer (Principal Financial Officer)

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